As filed with the Securities and Exchange Commission on June 13 , 2005
Registration No. 333-122375

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
AMENDMENT NO. 3

RANCHO SANTA MONICA DEVELOPMENTS INC.
(Name of small business issuer in its charter)

NEVADA	6552	83-0414306
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

3104 Sunnyhurst Road
North Vancouver, British Columbia
Canada V7K 2G3
Tel: (604) 537-5905
(Address and telephone number of principal executive offices)

Stephen F.X. O’Neill, Esq.
O’NEILL LAW GROUP PLLC
435 Martin Street, Suite 1010, Blaine, WA 98230
Tel: (360) 332-3300
(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to	As soon as practicable after this Registration Statement
the public:	is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registrations statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share, previously issued to investors	3,554,332	$0.04	$142,173	$16.73

(1)	Total represents 3,554,332 shares issued by Rancho Santa Monica Developments Inc. in a private placement transaction completed in November, 2004.
(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(a) under the Securities Act of 1933, as amended.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission (the “SEC”), acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JUNE 10, 2005

PROSPECTUS

RANCHO SANTA MONICA DEVELOPMENTS INC.

3,554,332 SHARES
COMMON STOCK

The selling stockholders named in this prospectus are offering the 3,554,332 shares of Rancho Santa Monica Developments Inc.’s (“Rancho”) common stock offered through this prospectus. Rancho has set an offering price for these securities of $0.04 per share of its common stock offered through this prospectus.

			Proceeds to Selling Stockholders
	Offering Price	Commissions	Before Expenses and Commissions
Per Share	$0.04	Not Applicable	$142,173
Total	$0.04	Not Applicable	$142,173

Rancho is not selling any shares of its common stock in this offering and therefore will not receive any proceeds from this offering.

Rancho’s common stock is presently not traded on any market or securities exchange. The sales price to the public is fixed at $0.04 per share until such time as the shares of Rancho’s common stock are traded on the Over-The-Counter Bulletin Board (the “OTC Bulletin Board”). Although Rancho intends to apply for trading of its common stock on the OTC Bulletin Board, public trading of its common stock may never materialize. If Rancho’s common stock becomes traded on the OTC Bulletin Board, then the sale price to the public will vary according to prevailing market prices or privately negotiated prices by the selling stockholders.

The purchase of the securities offered through this prospectus involves a high degree of risk. You should carefully read and consider the section of this prospectus entitled “Risk Factors” on pages 6 through 12 before buying any shares of Rancho’s common stock.

This offering will terminate nine months after the accompanying registration statement is declared effective by the SEC. None of the proceeds from the sale of stock by the selling stockholders will be placed in escrow, trust or similar account.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date Of This Prospectus is: June 10, 2005

PROSPECTUS

RANCHO SANTA MONICA DEVELOPMENTS INC.

3,554,332 SHARES
COMMON STOCK
----------------

TABLE OF CONTENTS

Page

Summary	4

The Offering	5

Risk Factors	6

Risks Related To Our Business

We Have Yet To Attain Profitable Operations And Because We Will Need Additional Financing To Fund The Development Of Our Property, Our Accountants Believe There Is Substantial Doubt About Our Ability To Continue As A Going Concern	6

Our Short Operating History Makes our Business Difficult To Evaluate, Accordingly, We Have A Limited Operating History Upon Which To Base An Evaluation Of Our Business And Prospects	6

We Do Not Own Legal Title To Our Solidaridad Property, And As A Result May Lose All Or Substantially All Of Our Interests In The Property	7

Environmental and Other Regulations May Have An Adverse Effect On Our Business	7

We Are Highly Dependent On Our Senior Management. The Loss Of Any Of Our Executive Officers Could Have A Material Adverse Effect On Our Business	8

The Occurrence In Mexico Of Natural Disasters Could Adversely Affect Our Business	8

Because We Are Significantly Smaller And Less Established Than A Majority Of Our Competitors, We May Lack The Financial Resources Necessary To Compete Effectively And Sustain Profitability	8

Because Our President And Our Vice-President Have Only Agreed To Provide Their Services On A Part-Time Basis, They May Not Be Able Or Willing To Devote A Sufficient Amount Of Time To Our Business Operations, Causing Our Business To Fail	9

Because our President, Mr. Graham Alexander, owns 53% of our outstanding common stock, investors may find that corporate decisions influenced by Mr. Alexander are inconsistent with the best interests of other stockholders	9

We Are Vulnerable To Concentration Risks Because Our Current Revenue Sources Are Linked To The Development of Apartment Units On An Adjoining Property	9

We Do Not Carry Comprehensive Liability Insurance. As A Result, Should An Uninsured Loss Occur, We Could Lose Our Capital Invested In The Solidaridad Property, As Well As The Anticipated Future Revenues From Such Property	9

Our Ability To Issue “Blank Check” Preferred Stock, Could Have The Effect Of Deterring Or Delaying A Take Over Or Other Change In Control, Denying Shareholders The Receipt Of A Premium On Their Common Stock And Depress The Market Price Of Our Common Stock	10

SUMMARY

As used in this prospectus, unless the context otherwise requires, “we”, “us”, “our”, or “Rancho” refers to Rancho Santa Monica Developments Inc. All dollar amounts in this prospectus are in U.S. dollars unless otherwise stated. You should read the entire prospectus before making an investment decision to purchase our common stock.

RANCHO SANTA MONICA DEVELOPMENTS INC.

We are a development stage company focused on the development of real estate. We have acquired real property located in Solidaridad, Mexico (the “Solidaridad Property”) on which we plan to construct certain facilities and provide management services for the apartment units being constructed on the adjoining property. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the period ended November 30, 2004. Our project requires capital expenditures for infrastructure development before we can begin generating revenue from our property. Our plan of operation is to acquire, manage, and develop income-producing real property in Mexico. See “Description of Business” below.

We have not earned any revenues to date. We plan to earn revenues from management services provided to the apartment units being constructed on the adjoining property and the operation of cabanas and a reception area on the Solidaridad Property. We are presently in the development stage of our business and we can provide no assurance that we will be able to generate revenues from the development and management of our Solidaridad Property or that the revenues generated will exceed our operating costs. See “Risk Factors” below.

Our financial information as of February 28, 2005 is summarized below:

	As of November 30, 2004 (Audited)	Three Months Ended February 28, 2005 (Unaudited)
Balance Sheet
Cash	$43,154	$35,099
Total Assets	$123,154	$115,099
Liabilities	$55,331	$55,980
Total Stockholders’ Equity	$67,823	$59,119

Statement of Operations and Comprehensive Loss
Revenue	-	-
Net Loss for the Period	($40,107)	($11,704)
Net Loss Per Share of Common Stock	($0.01)	($0.01)

About Us

We were incorporated on May 28, 2004 under the laws of the State of Nevada. Our principal offices are located at 3104 Sunnyhurst Road, North Vancouver, British Columbia, Canada V7K 2G3. Our telephone number is (604) 537-5905.

THE OFFERING

The Issuer:	Rancho Santa Monica Developments Inc.

Selling Stockholders:
The selling stockholders named in this prospectus are existing stockholders of Rancho who purchased shares of our common stock from us in November, 2004 in a private placement transaction. The issuance of the shares by Rancho to the selling stockholders was exempt from the registration requirements of the Securities Act of 1933 (the “Securities Act”). See “Selling Stockholders.”

Securities Being Offered:	Up to 3,554,332 shares of our common stock, par value $0.001 per share.

Offering Price:
The offering price of the common stock is $0.04 per share. We intend to apply to the OTC Bulletin Board to allow the trading of our common stock upon our becoming a reporting entity under the Securities Exchange Act of 1934 (the “Exchange Act”). If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders.

Duration of Offering:	This offering will terminate nine months after the accompanying registration statement is declared effective by the SEC.

Minimum Number of Shares To Be Sold in This Offering:	None.

Common Stock Outstanding Before and After the Offering:	7,564,332 shares of our common stock are issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing stockholders.

Use of Proceeds:	We will not receive any proceeds from the sale of the common stock by the selling stockholders.

Risk Factors:	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

Risks Related to Our Business

We Have Yet To Attain Profitable Operations And Because We Will Need Additional Financing To Fund The Development Of Our Property, Our Accountants Believe There Is Substantial Doubt About Our Ability To Continue As A Going Concern.

We have incurred a net loss of $51,811 for the period from May 28, 2004 (inception) to February 28, 2005, and have no revenues to date. Our future is dependent upon successful completion of our development program and obtaining adequate financing to fulfill our development activities. The following factors raise substantial doubt that we will be able to continue as a going concern:

-
We presently do not have sufficient cash on hand to fund our proposed expenditures for the next twelve months and will require additional financing if our Solidaridad Property fails to generate revenues. We have cash in the amount of $28,193 as of the date of this prospectus and our total expenditures over the next twelve months are anticipated to be approximately $81,700, including the $11,017 estimated expenses of this offering.

-
We estimate that we will be required to expend $15,000 on completion of the development of our Solidaridad Property and an additional $3,500 on an initial marketing campaign for the property over the next twelve months before we can commence generating revenues from the property.

-	Since February 28, 2005, we have expended $4,400 on fees to consultants and contractors and expect to continue to expend $1,400 per month for such fees until our property is completed.

-
The development of our Solidaridad property is subject to receipt of a regularization permit from the Mexican government. We cannot complete the development of our property which is presently 80% complete, until we receive the required permits from the Mexican Government, and there is no assurance that we will receive the required permits by August, 2005 or at all.

Our financial statements included with this prospectus have been prepared assuming that we will continue as a going concern. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the period ended November 30, 2004. Our project requires capital expenditures for infrastructure development before we can begin generating revenue from our property. If we are unsuccessful in our development efforts, we may not be able to recover the capital expenditures that we have incurred. If we are not able to achieve revenues or complete our development program, then we may not be able to continue as a going concern and our financial condition and business prospects will be adversely affected. These factors raise substantial doubt that we will be able to continue as a going concern and adversely affect our ability to obtain additional financing.

Our Short Operating History Makes our Business Difficult To Evaluate, Accordingly, We Have A Limited Operating History Upon Which To Base An Evaluation Of Our Business And Prospects.

Our business is in the early stage of development and we have not generated any revenues or profit to date. Further development of our Solidaridad Property is necessary prior to our achieving revenues or profitability. We estimate that we will expend $15,000 over the next twelve months on the development of our Solidaridad Property. We have a limited operating history upon which to base an evaluation of our business and prospects. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development, particularly companies involved in real estate development.

Our real estate development activities entail risks that include:

•	construction delays or cost overruns, which may increase project development costs.

•	an inability to obtain required governmental permits and authorizations.

•	failure to achieve anticipated rentals of our facilities.

In addition, our real estate development activities require capital expenditures. We have to obtain funds for our capital expenditures through cash flow from operations or financings. We cannot assure you that funds available from cash flow and financings will be sufficient to fund our required or desired capital expenditures for development. If we are unable to obtain sufficient funds, we may have to defer or otherwise limit development activities. To address these risks, we must successfully implement our business plan. We may not successfully implement all or any of our business strategies or successfully address the risks and uncertainties that we encounter.

We Do Not Own Legal Title To Our Solidaridad Property, And As A Result May Lose All Or Substantially All Of Our Interests In The Property

Under the terms of the property purchase agreement for our Solidaridad Property, Ms. Galan-Rios assigned to us her interest in an occupation order issued by the Ejidal Commissariat of the Ejido NCPE Jose Maria Pino Suarez for the use and possession of the Solidaridad Property. Under Mexican law we own the right to possess and make use of our Solidaridad Property but do not own title to the property until a legal survey is completed by the Mexican government. Because we do not own legal title to our Solidaridad Property we are subject to the risk that: (i) conditions may be imposed on our occupation order for the property and/or the order may be cancelled; (ii) the Mexican government may delay the implementation of a legal survey or decide not to undertake a survey of the property; and (iii) if a legal survey is completed there is no assurance that we will not be required to pay additional fees for the transfer of legal title to the property or that the property boundaries will be identical to those granted in the occupation order issued by the Ejidal Commissariat. The occurrence of any of the above risks would have a material adverse effect our business, results of operations or financial condition.

Environmental And Other Regulations May Have An Adverse Effect On Our Business.

Our present operations and development activities in Mexico are subject to Mexican state and local laws and regulations, respectively, relating to the protection of the environment, including those concerning water supply, wastewater, noise, soil pollution and generation and handling of hazardous waste and materials and environmental impact.

Pursuant to the terms of our property purchase agreement with Ms. Galan-Rios, Ms. Galan-Rios has applied to Procuraduría Federal de Protección al Ambiente (PROFEPA), a division of Secretaria de Medio Ambiento y Recursos Naturales (SEMARNAT) for a regularization permit respecting the construction of the cabanas and reception area on our Solidaridad Property. SEMARNAT is the Mexican federal agency responsible for environmental protection. We are not required to pay for any of the costs relating to the regularization permit. If Ms. Galan-Rios is not successful in obtaining the regularization permit for our Solidaridad Property we will not be able to complete our property development, which would materially adversely affect our financial condition and our business plan. We are also subject to administrative sanctions for any breaches of Mexican environmental law as administered by PROFEPA, which can result in fines ranging from $350 to $70,000, the requirement to perform environmental assessments, and which may result in temporary or permanent closure of all or part of any facilities on our property.

We believe that we are in compliance in all material respects with all Mexican state and local laws and regulations relating to water, atmospheric pollution, hazardous wastes or substances. We have not been notified by any environmental authority or any third party, of any material noncompliance, liability or claim related to those environmental matters in connection with any of our present properties. The possibility exists that in the future that our facilities and operations will encounter: (i) newer and stricter state or local environmental laws and regulations, (ii) more rigorous interpretations of existing environmental laws and regulations, and/or (iii) stricter enforcement of federal, state and local environmental law regulations.

The Solidaridad Property is subject to federal, state and local regulations and restrictions that may impose significant limitations on our ability to develop them. In addition, our ownership and operation of real property is subject to extensive and evolving federal, state and local environmental laws and other regulations. The provisions and enforcement of these environmental laws and regulations may become more stringent in the future. Violations of these laws and regulations can result in:

•	civil penalties

•	remediation expenses

•	natural resource damages

•	personal injury damages

•	potential injunctions

•	cease and desist orders

•	criminal penalties

In addition, some of these environmental laws impose strict liability, which means that we may be held liable for any environmental damages on our property regardless of our fault. The presence of hazardous substances on a property may also adversely affect our ability to sell or develop the property or to borrow using the property as collateral.

Changes in laws or the interpretation thereof, new enforcement of laws, the identification of new facts or the failure of other parties to perform remediation could all lead to new or greater liabilities that could materially adversely affect our business, results of operations or financial condition.

We Are Highly Dependent On Our Senior Management. The Loss Of Any Of Our Executive Officers Could Have A Material Adverse Effect On Our Business.

Our future success is highly dependent upon the continued employment of our senior management. The loss of any of our executive officers could have a material adverse effect on our business. We believe that our continued success depends to a significant extent upon the efforts and abilities of our senior management and in particular Graham Alexander, our president, chief financial officer, chief executive officer, secretary and treasurer. The loss of Mr. Alexander’s business experience, personal knowledge of the Tulum region where our property is located, and his local business contacts in Mexico, could materially adversely affect our business, results of operations or financial condition.

The Occurrence In Mexico Of Natural Disasters Could Adversely Affect Our Business.

Our property is located in Mexico. The occurrence of natural disasters, such as fires, hurricanes, floods, unusually heavy or prolonged rain and droughts in Mexico could have a material adverse effect on our ability to develop properties or realize income from our property.

Because We Are Significantly Smaller And Less Established Than A Majority Of Our Competitors, We May Lack The Financial Resources Necessary To Compete Effectively And Sustain Profitability.

Our competitors have substantially greater capital resources, name recognition, expertise in commercial real estate development and marketing. A number of residential and commercial developers and real estate services companies, some with greater financial and other resources, compete with us in seeking properties for acquisition, resources for development and prospective purchasers. Competition from other real estate developers and real estate services companies may adversely affect our ability to:

•	develop rental facilities

•	attract purchasers

•	sell undeveloped rural land

The presence of competing real estate development companies in Mexico may impact on our ability to raise additional capital in order to fund our property acquisitions or property developments in Mexico if investors are of the view that investments in competitors are more attractive. Competition could also reduce the availability of properties of merit or increase the cost of acquiring the properties.

Because Our President And Our Vice-President Have Only Agreed To Provide Their Services On A Part-Time Basis, They May Not Be Able Or Willing To Devote A Sufficient Amount Of Time To Our Business Operations, Causing Our Business To Fail.

Our directors and officers are employed on a full time basis by other companies. Because we are in the early stages of our business, Mr. Alexander, our president, chief financial officer, chief executive officer, secretary and treasurer, and Ms. Manetta, our vice-president, are not expected to spend a significant amount of time on our business. Mr. Alexander and Ms. Manetta each expect to expend approximately 8-10 hours per week on our business. Competing demands on their time may lead to a divergence between their interests and the interests of other shareholders.

Because Our President, Mr. Graham Alexander, Owns 53% Of Our Outstanding Common Stock, Investors May Find That Corporate Decisions Influenced By Mr. Alexander Are Inconsistent With The Best Interests Of Other Stockholders.

Mr. Graham Alexander, our president, chief financial officer, chief executive officer, secretary and treasurer, controls 53% of our issued and outstanding shares of common stock. Accordingly, in accordance with our articles of incorporation and bylaws, Mr. Alexander is able to control who is elected to our board of directors and thus could act, or could have the power to act, as our management. The interests of Mr. Alexander may not be, at all times, the same as that of other shareholders. Since Mr. Alexander is not simply a passive investor but is also one of our active executives, his interests as an executive may, at times, be adverse to those of passive investors. Where those conflicts exist, our shareholders will be dependent upon Mr. Alexander exercising, in a manner fair to all of our shareholders, his fiduciary duties as an officer or as a member of our board of directors. Also, Mr. Alexander will have the ability to significantly influence the outcome of most corporate actions requiring shareholder approval, including the merger of Rancho with or into another company, the sale of all or substantially all of our assets and amendments to our articles of incorporation. This concentration of ownership with Mr. Alexander may also have the effect of delaying, deferring or preventing a change in control of Rancho which may be disadvantageous to minority shareholders.

We Are Vulnerable To Concentration Risks Because Our Current Revenue Sources Are Linked To The Development of Apartment Units On An Adjoining Property.

A majority of our revenues are expected to be derived from the provision of management services and maintenance services to occupants of a condominium development on a property adjacent to our property in Solidaridad, Mexico. If the construction of the apartment units on the neighboring property is delayed or terminated, we may lose the source of all or substantially all of our revenues. Our substantial dependence on a single prospect property for cash flow increases the risk of our future success.

We Do Not Carry Comprehensive Liability Insurance. As A Result, Should An Uninsured Loss Occur, We Could Lose Our Capital Invested In The Solidaridad Property, As Well As The Anticipated Future Revenues From Such Property

As of the date of this prospectus we do not carry comprehensive liability, fire, hurricane, storm, earthquake and business interruption insurance with respect to our business operations in Mexico. Should an uninsured loss occur, we could lose our capital invested in the Solidaridad Property, as well as the anticipated future revenues from such property and would continue to be obligated on any indebtedness or other obligations related to the property. Any such loss could have a material adverse effect on Rancho.

Our Ability To Issue “Blank Check” Preferred Stock, Could Have The Effect Of Deterring Or Delaying A Take Over Or Other Change In Control, Denying Shareholders The Receipt Of A Premium On Their Common Stock And Depress The Market Price Of Our Common Stock.

Rancho’s board of directors, without any action by Rancho’s shareholders, has the authority to issue the remaining undesignated and unissued authorized shares and to fix the powers, preferences, rights and limitations of such shares or any class or series thereof, without shareholder approval. Persons acquiring such shares could have preferential rights with respect to voting, liquidation, dissolution or dividends over existing shareholders. The ability to issue undesignated shares, could have the effect of deterring or delaying a take over or other change in control, deny shareholders the receipt of a premium on their common stock and depress the market price of Rancho’s common stock.

Risks Related To This Offering

If A Market For Our Common Stock Does Not Develop, Stockholders May Be Unable To Sell Their Shares.

There is currently no market for our common stock and a market may never develop. We currently plan to apply for listing of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, our shares may never be traded on the bulletin board or, if traded, a public market may never materialize. If our common stock is not traded on the bulletin board or if a public market for our common stock does not develop, investors may not be able to re-sell the shares of our common stock that they have purchased and may lose all of their investment.

If A Market For Our Common Stock Develops, Our Stock Price May Be Volatile.

There is no market for our common stock and there is no assurance that a market will develop. If a market develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, such as:

•	actual or anticipated variations in our results of operations;

•	our ability or inability to generate revenues; and

•	increased competition.

Further, we anticipate that our common stock may be traded on the OTC Bulletin Board. Companies traded on the OTC Bulletin Board have traditionally experienced extreme price and volume fluctuations. There is no assurance that our common stock will be traded on the OTC Bulletin Board. If our common stock is traded, our stock price may be adversely impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

If The Selling Stockholders Sell A Large Number Of Shares All At Once Or In Blocks, The Market Price Of Our Shares Would Most Likely Decline.

The selling stockholders are offering 3,554,332 shares of our common stock through this prospectus. Our common stock is presently not traded on any market or securities exchange, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large number of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represent approximately 46.9% of the common stock outstanding as of the date of this prospectus.

Because Our Stock Is A Penny Stock, Stockholders Will Be More Limited In Their Ability To Sell Their Stock.

The shares offered by this prospectus constitute a penny stock under the Exchange Act. The shares will remain classified as a penny stock for the foreseeable future. The classification as a penny stock makes it more difficult for a broker/dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker/dealer engaged by the purchaser for the purpose of selling his or her shares will be subject to rules 15g-1 through 15g-10 of the Exchange Act. Rather than having to comply with these rules, some broker-dealers will refuse to attempt to sell a penny stock.

The "penny stock" rules adopted by the SEC under the Exchange Act subjects the sale of the shares of our common stock to certain regulations which impose sales practice requirements on broker/dealers. For example, brokers/dealers selling such securities must, prior to effecting the transaction, provide their customers with a document that discloses the risks of investing in such securities. Included in this document are the following:

•	the bid and offer price quotes in and for the "penny stock", and the number of shares to which the quoted prices apply.

•	the brokerage firm's compensation for the trade.

•	the compensation received by the brokerage firm's sales person for the trade.

In addition, the brokerage firm must send the investor:

•	a monthly account statement that gives an estimate of the value of each "penny stock" in the investor's account.

•	a written statement of the investor's financial situation and investment goals.

Legal remedies, which may be available to you as an investor in "penny stocks", are as follows:

•	if "penny stock" is sold to you in violation of your rights listed above, or other federal or states securities laws, you may be able to cancel your purchase and get your money back.

•	if the stocks are sold in a fraudulent manner, you may be able to sue the persons and firms that caused the fraud for damages.

•	if you have signed an arbitration agreement, however, you may have to pursue your claim through arbitration.

If the person purchasing the securities is someone other than an accredited investor or an established customer of the broker/dealer, the broker/dealer must also approve the potential customer's account by obtaining information concerning the customer's financial situation, investment experience and investment objectives. The broker/dealer must also make a determination whether the transaction is suitable for the customer and whether the customer has sufficient knowledge and experience in financial matters to be reasonably expected to be capable of evaluating the risk of transactions in such securities. Accordingly, the SEC's rules may limit the number of potential purchasers of the shares of our common stock. See “Market For Common Equity And Related Stockholder Matters – No Public Market for Common Stock” below.

Our Adoption Of Stock Based Benefit Plans And Future Equity Financings May Dilute Your Ownership Interests.

In November, 2004, our board of directors approved the 2004 Stock Option Plan (the “2004 Plan”). Under the 2004 Plan, options to purchase up to 750,000 shares of our common stock may be granted to our employees, officers, directors, and eligible consultants. The 2004 Plan will increase our future compensation costs, thereby reducing our earnings, and shareholders may experience a reduction in ownership interest in the event newly issued shares are used to fund awards made under the plan. Further, we rely upon the availability of equity capital to fund our growth, which financing may or may not be available on favorable terms or at all. Equity capital could include our common stock or preferred stock. We cannot guarantee that additional financing, refinancing or other capital will be available in the amounts we desire or on favorable terms.

As of the date of this prospectus we have raised equity capital through the issuance of 4,000,000 shares of our restricted common stock to our President Mr. Alexander on May 28, 2004 and through the offering of 3,564,332 shares of our restricted common stock to certain shareholders on November 30, 2004. On May 28, 2006, 4,000,000 shares of our common stock held by Mr. Alexander will be available for resale to the public in accordance with the volume, public notice and trading limitations of Rule 144. On November 30, 2006, an additional 3,564,332 shares of our common stock will be available for resale to the public in accordance with the volume, public notice and trading limitations of Rule 144. Subject to the completion of the development of our Solidaridad Property and any revenues generated in relation thereto, we anticipate continuing to rely on equity sales of our common stock in order to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any additional sales of our equity securities or arrange for debt or other financing to fund our planned business activities.

USE OF PROCEEDS

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling stockholders.

DETERMINATION OF OFFERING PRICE

The $0.04 per share offering price of our common stock was determined based on our internal assessment of what the market would support. Since our inception we have completed the following private offerings of our common stock:

•	We issued 4,000,000 shares of common stock on May 28, 2004 at a price of $0.001 per share to our president, secretary and treasurer, Mr. Graham Alexander.

•	We completed an offering of 3,564,332 shares of our common stock at a price of $0.03 per share to a total of 42 purchasers on November 30, 2004.

There is no relationship whatsoever between the offering price of the common stock held by the selling stockholders and our assets, earnings, book value or any other objective criteria of value.

We intend to apply to the OTC Bulletin Board for the trading of our common stock upon our becoming a reporting entity under the Exchange Act. We intend to file a registration statement under the Exchange Act concurrently with the effectiveness of the registration statement of which this prospectus forms a part. If our common stock becomes so traded and a market for the stock develops, the actual price of stock will be determined by prevailing market prices at the time of sale or by private transactions negotiated by the selling stockholders named in this prospectus. The offering price would thus be determined by market factors and the independent decisions of the selling stockholders named in this prospectus.

DILUTION

The common stock to be sold by the selling stockholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing stockholders.

SELLING STOCKHOLDERS

The selling stockholders named in this prospectus are offering all of the 3,554,332 shares of common stock offered through this prospectus. The selling stockholders acquired the 3,554,332 shares of common stock offered through this prospectus from us at a price of $0.03 per share in an offering that was exempt from registration under Regulation S of the Securities Act and completed on November 30, 2004.

The following table provides as of June 10, 2005 information regarding the beneficial ownership of our common stock held by each of the selling stockholders, including:

1.	the number of shares beneficially owned by each prior to this offering;
2.	the total number of shares that are to be offered by each;
3.	the total number of shares that will be beneficially owned by each upon completion of the offering;
4.	the percentage owned by each upon completion of the offering; and
5.	the identity of the beneficial holder of any entity that owns the shares.

Name Of Selling Stockholder(1)	Beneficial Ownership Before Offering(1)		Number of Shares Being Offered	Beneficial Ownership After Offering(1)
	Number of Shares	Percent(2)		Number of Shares	Percent(2)
Bryce R. Alden	166,666	2.2%	166,666	NIL	*
Julia Alexander	23,000	*	23,000	NIL	*
Emmanuel Asprakis	35,000	*	35,000	NIL	*
Loris Bidese	10,000	*	10,000	NIL	*
Cheryl Boegeman	100,000	1.3%	100,000	NIL	*
Ralph Boegeman	100,000	1.3%	100,000	NIL	*
Shelley Boychuk	100,000	1.3%	100,000	NIL	*
Omar Carrillo Camps	375,000	4.9%	375,000	NIL	*
Deny Ciarniello	100,000	1.3%	100,000	NIL	*
Ron Daase	100,000	1.3%	100,000	NIL	*
Peter A. De Vette	50,000	*	50,000	NIL	*
Juan Duran	150,000	2%	150,000	NIL	*
Janice E. Flormata	65,000	*	65,000	NIL	*
Terry Frewer	375,000	4.9%	375,000	NIL	*
Sharen M. Frewing	10,000	*	10,000	NIL	*
Gordon Garrard	50,000	*	50,000	NIL	*
Linda Hu	10,000	*	10,000	NIL	*
Elizabeth Jalbuena	30,000	*	30,000	NIL	*
Maria Charity Jalbuena	150,000	2%	150,000	NIL	*
Charles F. Jarvis	50,000	*	50,000	NIL	*
Sonia Jordan	20,000	*	20,000	NIL	*
Chen Pik Kuan	100,000	1.3%	100,000	NIL	*
Robert Matthews	100,000	1.3%	100,000	NIL	*
Angela Meadows	100,000	1.3%	100,000	NIL	*
Jean Munday	100,000	1.3%	100,000	NIL	*
Clara Pabon	116,666	1.5%	116,666	NIL	*
Jonn Randel	25,000	*	25,000	NIL	*

Name Of Selling Stockholder(1)	Beneficial Ownership Before Offering(1)		Number of Shares Being Offered	Beneficial Ownership After Offering(1)
	Number of Shares	Percent(2)		Number of Shares	Percent(2)
Lucille Reyes	10,000	*	10,000	NIL	*
Marcela E. Reyes	300,000	4%	300,000	NIL	*
Priscilla Reyes	10,000	*	10,000	NIL	*
Alban Sagastume	3,000	*	3,000	NIL	*
Cheryl A. Silver	100,000	1.3%	100,000	NIL	*
Crisanta Torillo Standard	30,000	*	30,000	NIL	*
Ed Strohmaier	200,000	2.6%	200,000	NIL	*
Horst Studensky	50,000	*	50,000	NIL	*
Rey Orlando Sua Carreno	3,000	*	3,000	NIL	*
Ricardo Valencia	17,000	*	17,000	NIL	*
Bert Van Der Wolf	150,000	2%	150,000	NIL	*
Bruce Vanderbrink	50,000	*	50,000	NIL	*
Enoch Y.S. Wang	10,000	*	10,000	NIL	*
Solomon Wang	10,000	*	10,000	NIL	*
TOTAL	3,554,332	46.9%	3,554,332	NIL	*
Notes
*	Represents less than 1%

(1)
The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares, unless otherwise shown in the table. The numbers in this table assume that none of the selling stockholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold.

(2)
Applicable percentage of ownership is based on 7,564,332 common shares outstanding as of June 10, 2005, plus any securities held by such security holder exercisable for or convertible into common shares within sixty (60) days after the date of this prospectus, in accordance with Rule 13d-3(d)(1) under the Securities Exchange Act of 1934, as amended.

Other than Cheryl Boegeman, the former Secretary of Rancho, Ralph Boegeman who is the husband of Cheryl Boegeman, and Julia Alexander who is the mother of Graham Alexander our President, none of the selling stockholders:

(i)	has had a material relationship with us or any of our affiliates other than as a stockholder at any time within the past three years; or

(ii)	has ever been one of our officers or directors.

PLAN OF DISTRIBUTION

This prospectus is part of a registration statement that enables the selling stockholders to sell their shares on a continuous or delayed basis for a period of nine months after this registration statement is declared effective. The selling stockholders may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets as the common stock may from time to time be trading;

2.	In privately negotiated transactions;

3.	Through the writing of options on the common stock;

4.	In short sales; or

5.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.04 per share until such time as the shares of our common stock are traded on the OTC Bulletin Board. Although we intend to apply for trading of our common stock on the over-the-counter bulletin board, public trading of our common stock may never materialize. If our common stock becomes traded on the OTC Bulletin Board, then the sales price to the public will vary according to the selling decisions of each selling stockholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;

2.	A price related to such prevailing market price of our common stock; or

3.	Such other price as the selling stockholders determine from time to time.

The selling stockholders named in this prospectus may also sell their shares directly to market makers acting as agents in unsolicited brokerage transactions. Any broker or dealer participating in such transactions as agent may receive a commission from the selling stockholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling stockholders will likely pay the usual and customary brokerage fees for such services.

We can provide no assurance that all or any of the common stock offered will be sold by the selling stockholders named in this prospectus.

We are bearing all costs relating to the registration of the common stock. The selling stockholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling stockholders named in this prospectus must comply with the requirements of the Securities Act and the Exchange Act in the offer and sale of the common stock. The selling stockholders and any agents or broker-dealers that participate with the selling stockholders in the offer and sale of the securities may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any commissions they receive and any profit they realize on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

Neither we nor any selling stockholder can presently estimate the amount of such compensation. Because a selling stockholder may be deemed to be an "underwriter" within the meaning of the Securities Act, the selling stockholders will be subject to the prospectus delivery requirements of the Securities Act, which may include delivery through the facilities of the applicable exchange or automated quotation system under the Securities Act. In particular, during such times as the selling stockholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.	Not engage in any stabilization activities in connection with our common stock;

2.	Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.	Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Exchange Act.

The selling stockholders should be aware that the anti-manipulation provisions of Regulation M under the Exchange Act will apply to purchases and sales of shares of common stock by the selling stockholders, and that there are restrictions on market-making activities by persons engaged in the distribution of the shares. Under Regulation M, the selling stockholders or their agents may not bid for, purchase, or attempt to induce any person to bid for or purchase, shares of our common stock while such selling stockholder is distributing shares covered by this prospectus. Accordingly, the selling stockholders are not permitted to cover short sales by purchasing shares while the distribution is taking place. The selling stockholders are advised that if a particular offer of common stock is to be made on terms constituting a material change from the information set forth above with respect to the Plan of Distribution, then, to the extent required, a post-effective amendment to the accompanying registration statement must be filed with the SEC.

LEGAL PROCEEDINGS

As of the date of this prospectus, we are not a party to any legal proceedings.

Our agent for service of process in Nevada is Cane Clark LLP (formerly Cane & Associates LLP) of 3273 East Warm Springs Road, Las Vegas, Nevada 89120.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our executive officers and directors and their respective age and titles as of June 10, 2005 are as follows:

Name and Address	Age	Position

GRAHAM G. ALEXANDER 3104 Sunnyhurst Road North Vancouver, British Columbia Canada V7K 2G3	36	Director, President, Secretary and Treasurer, Chief Financial Officer and Chief Executive Officer

ANGELA MANETTA 7119 Halifax Street Burnaby, British Columbia Canada V5A 1M1	43	Vice-President

Set forth below is a brief description of the background and business experience of our executive officers and directors for the past five years:

Graham G. Alexander is our President, Secretary, Treasurer, Chief Financial Officer and Chief Executive Officer and our sole member of the board of directors and has served in those capacities since our inception. Mr. Alexander obtained his Bachelor of Applied Sciences at the University of British Columbia in 1992. In 1994 and 1995 Mr. Alexander worked for a New York engineering company in Coatzacoalcos, Mexico that was responsible for building the petrochemical head office of Pemex, the Mexican government controlled oil and gas company. From 1995 to 1996 Mr. Alexander was employed as a computer salesperson for Future Shop Sales, an electronics retailer based in Vancouver, from 1997 to 2000 Mr. Alexander was employed with Canaccord Capital Corporation, a brokerage firm, as an investment advisor, and from 2000 to 2003 Mr. Alexander worked as a investment advisor for Global Securities Corporation, a brokerage firm. At present Mr. Alexander is self-employed as principal of Omega Land Developments, a company involved in land development in Chilliwack, British Columbia. Mr. Alexander was born in Mexico and is fluent in Spanish.

Angela Manetta is our Vice-President and has served in that capacity since October 1, 2004. Ms. Manetta attended Simon Fraser University (“SFU”) in British Columbia and graduated in 1984 with a Bachelor of Education. In 1985, she completed a one-year teaching practicum program at SFU, and has been employed as a teacher at Eric Hamber Secondary School in Vancouver, British Columbia, teaching French and Math for the past 18 years.

During our development stage, Mr. Alexander and Ms. Manetta each intend to devote approximately 8-10 hours per week of their time to our business. If, however, the demands of our business require more business time, such as raising additional capital or addressing unforeseen issues with regard to our plan of operation, they are prepared to adjust their timetable to devote more time to our business. However, they may not be able to devote sufficient time to the management of our business, as and when needed.

Compensation

We presently do not pay our directors any salary for serving as directors of Rancho. Pursuant to a management consulting agreement dated as of October 1, 2004, between Rancho and Graham G. Alexander, as extended on December 31, 2004 (the “Alexander Consulting Agreement”), Mr. Alexander agreed to provide certain management consulting services to us as our president in consideration of: (i) a fee of $1,800 per month to December 31, 2004 and at a rate of $800 thereafter; (ii) the issuance of incentive options in such amounts as Rancho may determine at its discretion; and (iii) reimbursement of reasonable travel and promotional expenses incurred by Mr. Alexander in the course of providing his consulting services. The Alexander Consulting Agreement is for a renewable term expiring December 31, 2005, and may be terminated at any time in the event of a material breach as further described in the Alexander Consulting Agreement.

Pursuant to a management consulting agreement dated as of October 1, 2004, between Rancho and Angela Manetta, as extended December 31, 2004 (the “Manetta Consulting Agreement”) Ms. Manetta agreed to provide certain management consulting services to us as our vice-president in consideration of: (i) a fee of $1,800 per month to December 31, 2004 and at a rate of a fee of $200 per month thereafter; (ii) the issuance of incentive options in such amounts as Rancho may determine at its discretion; and (iii) reimbursement of reasonable travel and promotional expenses incurred by Ms. Manetta in the course of providing her consulting services. The Manetta Consulting Agreement is for a renewable term expiring December 31, 2005, and may be terminated at any time in the event of a material breach as further described in the Manetta Consulting Agreement.

Other than as described above, we have no compensation arrangements with our officers and directors.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our stockholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Personnel

We have no significant personnel other than our officers and directors. We conduct our business through agreements with consultants, independent contractors and arms-length third parties.

Committees of the Board Of Directors

Our audit committee presently consists of our sole director. We do not have a compensation committee, nominating committee, an executive committee of our board of directors, stock plan committee or any other committees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of June 10, 2005 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our sole director, (iii) named executive officers, and (iv) officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Common Stock(1)
Common Stock	Graham G. Alexander President, Secretary, Treasurer, Chief Financial Officer and Chief Executive Officer, Director 3104 Sunnyhurst Road North Vancouver, British Columbia Canada V7K 2G3	4,000,000 Direct	52.9%
Common Stock	Angela Manetta Vice President 7119 Halifax Street Burnaby, British Columbia Canada V5A 1M1	110,000 Direct and Indirect(2)	1.4%
Common Stock	All Officers and Directors as a Group (2 persons)	4,110,000	54.3%
Holders of More than 5% of Our Common Stock
Common Stock	Graham G. Alexander President, Secretary, Treasurer, Chief Financial Officer and Chief Executive Officer, Director 3104 Sunnyhurst Road North Vancouver, British Columbia Canada V7K 2G3	4,000,000 Direct	52.9%

Notes
(1)
Applicable percentage of ownership is based on 7,564,332 shares of common stock issued and outstanding as of June 10, 2005, together with securities exercisable or convertible into shares of common stock within 60 days of June 10, 2005 for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to securities exercisable or convertible into shares of common stock that are currently exercisable or exercisable within 60 days of June 10, 2005 are deemed to be beneficially owned by the person holding such options for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Consists of 10,000 shares of our common stock held by Ms. Manetta and an option to purchase 100,000 shares of our common stock that is exercisable within 60 days of June 10, 2005.

Security Ownership of Management

We are not aware of any arrangement that might result in a change in control in the future.

DESCRIPTION OF SECURITIES

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.001 per share, and 100,000,000 shares of preferred stock, with a par value of $0.001 per share. As of June 10, 2005, there were 7,564,332 shares of our common stock issued and outstanding that were held of record by forty three (43) registered stockholders. We have not issued any shares of preferred stock.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing one-percent (1%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor. See "Dividend Policy."

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up of Rancho, the holders of shares of our common stock will be entitled to receive pro rata all assets of Rancho available for distribution to such holders.

In the event of any merger or consolidation of Rancho with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash).

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which shall be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our Articles of Incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including but not limited to the following:

(a)	the rate of dividend, the time of payment of dividends, whether dividends are cumulative, and the date from which any dividends shall accrue;

(b)	whether shares may be redeemed, and, if so, the redemption price and the terms and conditions of redemption;

(c)	the amount payable upon shares of preferred stock in the event of voluntary or involuntary liquidation;

(d)	sinking fund or other provisions, if any, for the redemption or purchase of shares of preferred stock;

(e)	the terms and conditions on which shares of preferred stock may be converted, if the shares of any series are issued with the privilege of conversion;

(f)
voting powers, if any, provided that if any of the preferred stock or series thereof shall have voting rights, such preferred stock or series shall vote only on a share for share basis with our common stock on any matter, including but not limited to the election of directors, for which such preferred stock or series has such rights; and

(g)
subject to the above, such other terms, qualifications, privileges, limitations, options, restrictions, and special or relative rights and preferences, if any, of shares or such series as our board of directors may, at the time so acting, lawfully fix and determine under the laws of the State of Nevada.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Nevada Anti-Takeover laws

Nevada Revised Statutes sections 78.378 to 78.3793 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the Articles of Incorporation or Bylaws of the Corporation provide that the provisions of these sections do not apply. Our Articles of Incorporation state that these provisions do not apply.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, any interest exceeding $50,000 in value, directly or indirectly, in Rancho or any of its subsidiaries. Nor was any such person connected with Rancho or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

O’Neill Law Group PLLC has provided an opinion on the validity of our common stock.

Morgan & Company, Chartered Accountants (“Morgan”), our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. Morgan has presented their report with respect to our audited financial statements. The report of Morgan is included in reliance upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION OF
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Articles of Incorporation provide that we will indemnify an officer, director, or former officer or director, to the full extent permitted by law. We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

Reports to Security Holders

At this time, we are not required to provide annual reports to security holders. However, stockholders and the general public may view and download copies of all of our filings with the SEC, including annual reports, quarterly reports, and all other reports required under the Exchange Act, by visiting the SEC site (http://www.sec.gov) and performing a search of our electronic filings. We plan to register as a reporting company under the Exchange Act concurrent with the effectiveness of this registration statement. Upon the effectiveness of the Form SB-2 registration statement, we will be required to file quarterly and annual reports and other information required by the Exchange Act with the SEC. You may inspect our filings including the registration statement, exhibits and schedules filed with the SEC at the SEC’s principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

ORGANIZATION WITHIN LAST FIVE YEARS

We were incorporated on May 28, 2004 under the laws of the State of Nevada.

Pursuant to Rule 405 of the Securities Act of 1933, Mr. Alexander is our sole promoter by virtue of his role in founding and organizing Rancho since its inception. See “Certain Relationships and Related Transactions” below.

DESCRIPTION OF BUSINESS

In General

We are a development stage company focused on the development of real estate. We have acquired real property located in Solidaridad, Mexico on which we plan to construct certain facilities and provide management services for the apartment units being constructed on the adjoining property. Ms. Galan-Rios has applied for all remaining permits to complete construction of the apartment units which are 80% complete as of the date of this prospectus. The permit for the construction of the units is expected to be received by August, 2005. We expect that completion of the development of the Solidaridad Property and the apartment units on the adjoining property will occur within two months from the date the permit is received.

We are not obligated to fund any of the costs of construction of the apartment units. Our project requires capital expenditures for infrastructure development before we can begin generating revenue from our property. Our property development is 80% complete. We intend to complete the construction of the cabanas, reception area, sewer system and water facilities in the next three months using local contractors upon our receipt of a regularization permit from the local Mexican environmental authority. As of the date of this prospectus we have not incurred any construction costs relating to our Solidaridad Property. We estimate that we will be required to expend $15,000 to complete the development of our property. See “Acquisition of Solidaridad Property” below.

Acquisition of Solidaridad Property

We entered into an agreement dated for reference November 29, 2004 with Monica Galan-Rios for the purchase of certain lands located in Solidaridad, Mexico consisting of approximately 2,120 square meters, See Figure 1 below. Under the terms of the property purchase agreement with Ms. Galan-Rios:

•
In consideration of Ms. Galan-Rios’s grant of all of her interests in the Solidaridad Property to us, we: (i) paid $30,000 to Ms. Galan-Rios, and (ii) issued an unsecured promissory note to Ms. Galan-Rios in the amount of $50,000, plus accrued interest at a rate of 12% per year, maturing on November 29, 2006.

•
We acknowledged that nine apartment units are being constructed by Ms. Galan-Rios on land adjacent to the Solidaridad Property and are intended to be sold or leased to potential tenants on completion of construction;

•	We agreed to provide septic and water services to tenants at a rate of $50 per apartment unit per month;

•
We agreed that commencing on the completion of construction of the units, for a 25 year period following November 29, 2004, we will provide security, maintenance and gardening services for the Solidaridad Property for a fee of $250 per unit per month; and

•	We agreed to grant to Ms. Galan-Rios and any of the potential tenants, access to the road presently existing on the Solidaridad Property.

Prior to entering into the property purchase agreement with Ms. Galan-Rios, Ms. Galan-Rios completed 80% of the construction of the cabanas, reception area, sewer system and water facilities. We estimate that we will be required to expend an additional $10,000 to complete construction of the cabanas, reception area, sewer system and water facilities. Also, prior to entering into the property purchase agreement, Ms. Galan-Rios applied to Procuraduría Federal de Protección al Ambiente (PROFEPA), a division of Secretaria de Medio Ambiento y Recursos Naturales (SEMARNAT) for a regularization permit respecting the construction of the cabanas and reception area on the Solidaridad Property. SEMARNAT is the Mexican federal agency responsible for environmental protection. Ms. Galan-Rios cannot complete the remaining 20% of the construction of the apartment units on the adjoining property until the PROFEPA permit is received. Also, once the permit is approved, we expect to obtain a local permit from the municipality of Solidaridad for our proposed business operations on the Solidaridad Property. We expect to receive the permit from PROFEPA by August, 2005. We expect that completion of the development of the Solidaridad Property and the apartment units on the adjoining property will occur within two months from the date the permit is received. We presently do not have any written agreements with our third party contractors to provide the management, maintenance and septic services to the apartment units on the adjoining property. All understandings and arrangements with our consultants are presently verbal.

Under the terms of our agreement with Ms. Galan-Rios, we were assigned her interest in an occupation order issued by the Ejidal Commissariat of the Ejido NCPE Jose Maria Pino Suarez for the use and possession of the Solidaridad Property. Under Mexican law we own the right to possess and make use of the Solidaridad Property but do not own title to the property until a legal survey is completed by the Mexican government. The Mexican government is expected to undertake a legal survey of the Solidaridad Property and surrounding areas within the next twelve months. Once the legal survey is completed the Mexican government may require an additional fee prior to effecting a transfer of legal title to the property to Rancho. Because we do not own legal title to our Solidaridad Property we are subject to the risk that: (i) conditions may be imposed on our occupation order for the property and/or the order may be cancelled; (ii) the Mexican government may delay the implementation of a legal survey or decide not to undertake a survey of the property; and (iii) if a legal survey is completed there is no assurance that we will not be required to pay additional fees for the transfer of legal title to the property or that the property boundaries will be identical to those granted in the occupation order issued by the Ejidal Commissariat.

Location of Solidaridad Property

The property consists of the Western half of the fraction of Lot #10 located at Km 8, Carretara a Tulum-Boca Paila Ejido Jose Maria Pino Suarez Municipality of Solidaridad, Quintana Roo, Mexico. See Figure 1 below. Solidaridad is one of the eight municipalities that make up the Mexican state of Quintana Roo. Quintana Roo is located on the eastern part of the Yucatán Peninsula. It borders the Mexican states of Yucatán and Campeche to the north and west, the Caribbean Sea to the east, and the nation of Belize to the south.

Figure 1

Property Location

COMPETITION

Our competitors have substantially greater capital resources, name recognition, expertise in commercial real estate development and marketing. A number of residential and commercial developers and real estate services companies, some with greater financial and other resources, compete with us in seeking properties for acquisition, resources for development and prospective purchasers. Competition from neighboring hotel properties along the coast of Tulum and local real estate developers and real estate services companies may adversely affect our ability to:

•	develop rental facilities

•	attract purchasers

•	sell undeveloped rural land

Although we primarily rely on occupancy of the apartment units on the adjoining property for revenues, competition from neighboring hotel properties such as the Tita Tulum Hotel, Ana Y Jose Hotel, Los Lirios Hotel, and the Esmeralda Hotel, may adversely affect the occupancy level of the apartment units on the adjoining property which may result in reduced rental revenue from our management services and rental of cabanas. Also, the presence of competing real estate development companies in Mexico may impact on our ability to raise additional capital in order to fund our property acquisitions or property developments in Mexico if investors are of the view that investments in competitors are more attractive. Competition could also reduce the availability of properties of merit or increase the cost of acquiring the properties.

Competition in the industry is based primarily on the level of service, quality of accommodations and amenities, convenience of the units and rental rates. We intend to compete with neighboring hotels by providing superior service, quality of accommodations and amenities and convenience. We also intend initially to market the apartment units and our rental facilities by creating a website and preparing marketing brochures. We estimate expending $3,500 on our initial marketing campaign for the Solidaridad Property. We believe that due to our size and location we can offer greater privacy to guests. Should we be unable to provide service, quality of accommodations and convenience at an attractive rate, we may not be able to compete effectively.

The seasonality of the vacation rental industry may, from time to time, affect our rental income. We anticipate lower rental levels of our facilities in the off-season. If there is little demand for our rental facilities, our revenues could fall.

GOVERNMENT REGULATION

Our present operations and development activities in Mexico are subject to Mexican federal, state and local laws and regulations, relating to the protection of the environment, including those concerning water supply, wastewater, noise, soil pollution and generation and handling of hazardous waste and materials and environmental impact.

Pursuant to the terms of our property purchase agreement with Ms. Galan-Rios, Ms. Galan-Rios has applied to Procuraduría Federal de Protección al Ambiente (PROFEPA), a division of Secretaria de Medio Ambiento y Recursos Naturales (SEMARNAT) for a regularization permit respecting the construction of the cabanas and reception area on the Solidaridad Property. SEMARNAT is the Mexican federal agency responsible for environmental protection. We are not required to pay for any of the costs relating to the regularization permit. Once the regularization permit is approved, we expect to obtain a local permit from the municipality of Solidaridad at a cost of $3,500 for our proposed business operations on the Solidaridad Property. We expect to receive the regularization permit from PROFEPA within the next two months. We are subject to administrative sanctions for any breaches of Mexican environmental law as administered by PROFEPA, which can result in fines ranging from $350 to $70,000, the requirement to perform environmental assessments, and which may result in temporary or permanent closure of all or part of any facilities on our property.

We believe that Rancho is in compliance in all material respects with all Mexican federal, state and local laws and regulations relating to water, atmospheric pollution, hazardous wastes or substances. We have not been notified by any environmental authority or any third party, of any material noncompliance, liability or claim related to those environmental matters in connection with any of its present properties. The possibility exists that in the future that Rancho and its operations will encounter: (i) newer and stricter federal, state or local environmental laws and regulations, (ii) more rigorous interpretations of existing environmental laws and regulations, and/or (iii) stricter enforcement of federal, state and local environmental law regulations.

Insurance

As of the date of this prospectus we do not carry comprehensive liability, fire, hurricane, storm, earthquake and business interruption insurance with respect to our business operations in Mexico. Should an uninsured loss occur, we could lose our capital invested in the Solidaridad Property, as well as the anticipated future revenues from such property and would continue to be obligated on any indebtedness or other obligations related to the property. Any such loss could have a material adverse effect on Rancho. We plan to obtain comprehensive liability insurance once we complete development of our Solidaridad Property.

Employees

We have no employees as of the date of this prospectus. We conduct our business largely through consulting agreements with our executive officers and arms-length third parties. We have engaged an independent contractor to provide property maintenance, gardening and security services to the Solidaridad Property at a rate of $400 per month. Upon completion of the apartment units on the adjoining property and the development of our Solidaridad Property we intend to increase the payment rate to our contractor to $600 per month for property maintenance, gardening and security services provided to the Solidaridad Property and the adjoining property. We intend to hire an additional contractor to provide property management services to the apartment units on the adjoining property and the Solidaridad Property at a rate of $600 per month upon completion of the apartment units and the Solidaridad Property.

Research and Development Expenditures

We have not incurred any research or development expenditures since our incorporation.

Subsidiaries

We have no subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patent or trademark.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Plan of Operation

Our plan of operation is to acquire, manage, and develop income-producing real property in Mexico. We have not earned any revenues to date. Our auditors have made reference to the substantial doubt as to our ability to continue as a going concern in their audit report on our audited financial statements for the period ended November 30, 2004. We plan to earn revenues from management services, including reception, greeting, and general bookkeeping services, provided to the apartment units being constructed on the land adjacent to the Solidaridad Property and the operation of certain facilities on the Solidaridad Property.

Once completed, the Solidaridad Property is expected to consist of the two cabanas, a reception area, washrooms, and a food preparation area. One of the cabanas is expected to be 8 x 4 meters, and the second cabana is expected to be 6 x 4 meters. Each cabana is oval shaped and is expected to fit a family of 4 to 5 but are also suited for couples.

The amenities that we intend to provide to apartment unit owners and guests are as follows:

- a tour of the Mayan ruins including the Tulum Ruins and the Coba Ruins; and

- in-room spa treatments to be booked with reception.

These additional services will be charged out to the guests and are not included in the rental and future revenue stream for Rancho. We are presently negotiating with a neighbouring spa and local tour company for provision of spa packages and tours to residents and guests on the adjoining property.

The reception area will consist of a separate wooden building unit already constructed which will check in and check out the guests. This also includes the bookings for the apartment unit guests and the cabana guests of Rancho. The guests are expected to be able to book any of the packages they want to including any tours, and spa services. The reception area is expected to be serviced by one person who will also be the grounds keeper.

The nine apartment units on the adjoining property have been sold. Rancho is presently negotiating with the owners of the apartment units to receive a commission from the rental of these units on behalf of the owners by Rancho. If such commission is agreed to by the unit owner, Rancho intends to advertise the units through various media including brochures, internet, and presentations by its principals. We also intend initially to market the apartment units and our rental facilities by creating a website and preparing marketing brochures. We estimate expending $3,500 on our initial marketing campaign for the Solidaridad Property. Our fees for property maintenance and management of the apartment units on the adjoining property are not dependent on the sale or rental of the apartment units.

We have engaged an independent contractor to provide property maintenance, gardening and security services to the Solidaridad Property at a rate of $400 per month. Upon completion of the apartment units on the adjoining property and the development of our Solidaridad Property we intend to increase the payment rate to our contractor to $600 per month for property maintenance, gardening and security services provided to the Solidaridad Property and the adjoining property. We intend to hire an additional contractor to provide property management services to the apartment units on the adjoining property and the Solidaridad Property at a rate of $600 per month upon completion of the apartment units and the Solidaridad Property.

Our business plan is to continue to develop, maintain and manage our Solidaridad Property. We do not anticipate earning revenues until such time as the units are constructed on the land adjacent to our Solidaridad Property and we complete development of the cabanas and the reception area. We are presently in the development stage of our business and we can provide no assurance that we will be able to generate revenues from the development and management of our Solidaridad Property or that the revenues generated will exceed the operating costs of our business. We have no employees as of the date of this prospectus. We conduct our business largely through agreements with consultants, independent contractors and arms-length third parties. We do not intend to hire any employees over the next twelve months.

MILESTONES AND OBJECTIVES

The table below highlights our milestones and objectives over the next twelve months:

Milestones And Objectives	Anticipated Cost	Time Frame
PHASE I - COMPANY START-UP Construct Cabanas. Complete construction of water and septic facilities for the provision of water services. Construct reception area. Completion of construction of Apartment Units by Vendor	$10,000	3 Months
PHASE II – MANAGEMENT OF SOLIDARIDAD PROPERTY Commence rental of Cabanas and provision of property management services. Obtain all necessary regulatory approvals. Hire consultants for provision of maintenance, security and management services.	$5,000	3-6 Months
TOTAL	$15,000	-

In addition to the costs outlined above, we anticipate that we will incur over the next twelve months the following expenses:

Category	Planned Expenditures Over The Next Twelve Months
Professional Fees	$31,000(1)
General Administrative Expenses	$9,000
Consulting Fees	$12,000
Contractor Fees	$11,200
Marketing Expenses	$3,500
TOTAL	$66,700
(1)	Including the $11,017 estimated costs of this offering.

We have cash of $28,193 and working capital of $22,862 as of the date of this prospectus. We estimate that the completion of the development of our Solidaridad Property will cost approximately $15,000. Our total expenditures over the next twelve months are anticipated to be approximately $81,700, the majority of which is due to the development of our Solidaridad Property, general, legal, accounting and administrative expenses associated with this offering and as a result of our becoming a reporting issuer under the Exchange Act. To date we have expended $9,217 of the $11,017 estimated costs of this offering.

Revenue

In addition to providing maintenance services and septic/water services to tenants of the adjoining property, we plan to construct a reception area and two cabanas on the Solidaridad Property for rental to tenants and/or tourists. Initially, we anticipate revenue will be generated through the following channels:

Revenue Stream	Projected Fee	Estimated Expenses

Rental of 2 Cabanas	$60 per Cabana per night	-

Management Services for 9 Units	$10 per Unit per night	$600 per month for management consulting services(1)

Maintenance, Security and Gardening Services for 9 Units	$250 per Unit per month	$600 per month for maintenance/gardening services(2)

Septic and Water Services for 9 Units	$50 per Unit per month	$200 per year for sewer removal and water fees

Total per Month	-	$1,400

Total per Year	-	$14,600
(1)	Commencing on completion of the apartment units on the adjoining property.
(2)
We have engaged an independent contractor to provide property maintenance, gardening and security services to the Solidaridad Property at a rate of $400 per month. Upon completion of the apartment units on the adjoining property and the development of our Solidaridad Property we intend to increase the payment rate to our contractor to $600 per month for property maintenance, gardening and security services provided to the Solidaridad Property and the adjoining property.

In the event we do not generate any revenues from our Solidaridad Property we will not have sufficient cash on hand to fund our proposed expenditures for the next twelve months, and will require additional financing to pursue our stated plan of operation. We anticipate that such funding will be in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund additional expenditures. The risky nature of this enterprise and lack of tangible assets places debt financing beyond the credit-worthiness required by most banks or typical investors of corporate debt until we generate revenues from our property development. We do not have any arrangements in place for any future equity financing.

Future Financings

We anticipate continuing to rely on equity sales of our common stock in order to continue to fund our business operations. Issuances of additional shares will result in dilution to our existing stockholders. There is no assurance that we will achieve any of additional sales of our equity securities or arrange for debt or other financing to fund our planned business activities.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

DESCRIPTION OF PROPERTY

Office Location

We rent approximately 100 square feet of office space located at 3104 Sunnyhurst Road, North Vancouver, British Columbia, Canada, V7K 2G3, the home of our President Mr. Graham Alexander. The office rental was negotiated in December, 2004 on a non-arms length basis and is provided at a cost of $100 per month. This rental is on a month-to-month basis with no formal agreements. See “Certain Relationships and Related Transactions” below.

Our month-to-month rental arrangements will allow us flexibility in moving if we employ more personnel, however, we believe these facilities are adequate in size to handle all of our current operations for the foreseeable future.

Description Of Real Estate And Operating Data

We entered into an agreement dated for reference November 29, 2004 with Monica Galan-Rios pursuant to which we acquired certain lands located in Solidaridad, Mexico consisting of approximately 2,120 square meters. Under the terms of the agreement, Ms. Galan-Rios assigned to us her interest in an occupation order issued by the Ejidal Commissariat of the Ejido NCPE Jose Maria Pino Suarez for the use and possession of the Solidaridad Property. Under Mexican law we own the right to possess and make use of the Solidaridad Property but do not own title to the property until a legal survey is completed by the Mexican government.

The Solidaridad Property is located on the Western half of the fraction of Lot #10 located at Km 8, Carretara a Tulum-Boca Paila Ejido Jose Maria Pino Suarez Municipality of Solidaridad, Quintana Roo, Mexico. Quintana Roo is located on the eastern part of the Yucatán Peninsula. It borders the Mexican states of Yucatán and Campeche to the north and west, the Caribbean Sea to the east, and the nation of Belize to the south. Solidaridad is one of the eight municipalities that make up the Mexican state of Quintana Roo. It was created in 1993 when the municipality of Cozumel was split into two, with the mainland section constituting the municipality of Solidaridad. Solidaridad is home to the Maya archaeological sites of Tulum, Xcaret, and Cobá.

As stated above, our business plan is to develop, maintain and manage our Solidaridad Property. We do not anticipate earning revenues until such time as the apartment units are constructed on the land adjacent to the Solidaridad Property and we complete development of the cabanas and reception area thereon. As of the date of this prospectus we do not carry comprehensive liability, fire, hurricane, storm, earthquake and business interruption insurance with respect to our business operations in Mexico. Should an uninsured loss occur, we could lose our capital invested in the Solidaridad Property, as well as the anticipated future revenues from such property and would continue to be obligated on any indebtedness or other obligations related to the property. Any such loss could have a material adverse effect on Rancho. We plan to obtain comprehensive liability insurance once we complete development of our Solidaridad Property.

Investment Policies

We have no established policy with respect to investments on real estate or interests in real estate, however, we intend to continue to explore ways to increase the value of our Solidaridad Property and to improve management activities thereon. As of the date of this prospectus our only real estate operation is through our ownership interest in the Solidaridad Property. We may also look for new real estate investment opportunities in hotels, apartments, office buildings and shopping centers in Mexico. There are no limitations on the percentage of our assets which may be invested in any one investment or type of investments. Our Board of Directors may set such policy without a vote of our shareholders. We do not plan to limit the geographical area in which we may invest, but we expect that all or a majority of our investments will be made in Mexico. We have no current plans to form a joint venture or other arrangements with third parties to engage in real estate development.

The acquisition of any new real estate investments will depend on our ability to find suitable investment opportunities and the availability of sufficient financing to acquire such investments. To help fund any such acquisition, we plan to borrow funds to leverage our investment capital. The amount of this debt will depend on a number of factors including, but not limited to, the availability of financing and the sufficiency of the project's projected cash flows to support the operations and debt service. Because we do not own legal title to our Solidaridad Property we are restricted in our ability to place a mortgage on the property. There are no restrictions in our articles of incorporation or bylaws restricting our ability to place a mortgage on our property or on other properties we may acquire from time to time. There are presently no material mortgages, liens or other encumbrances against the Solidaridad Property.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than as noted in this section:

•	Any of our directors or officers;
•	Any person proposed as a nominee for election as a director;
•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
•	Any of our promoters; and
•	Any member of the immediate family (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

We issued 4,000,000 shares of common stock on May 28, 2004 to Mr. Graham Alexander at a price of $0.001 per share, for total proceeds of $4,000. Mr. Alexander is our sole director and our president, chief financial officer, chief executive officer, secretary and treasurer. These shares were issued pursuant to Section 4(2) of the Securities Act. The 4,000,000 shares of our common stock are restricted shares as defined in the Securities Act. This issuance was made to Mr. Alexander who is a sophisticated individual and as a promoter of Rancho since our inception was in a position of access to relevant and material information regarding our operations. Other than the issuance of our common stock to Mr. Alexander and our consulting arrangements with him, he has not entered into any agreements with us in which he is to receive from us or provide to us anything of value.

Pursuant to a management consulting agreement dated as of October 1, 2004, between Rancho and Graham G. Alexander, as extended on December 31, 2004, Mr. Alexander agreed to provide certain management consulting services to us as our president in consideration of: (i) a fee of $1,800 per month to December 31, 2004 and at a rate of $800 thereafter; (ii) the issuance of incentive options in such amounts as Rancho may determine at its discretion; and (iii) reimbursement of reasonable travel and promotional expenses incurred by Mr. Alexander in the course of providing his consulting services. The Alexander Consulting Agreement is for a renewable term expiring December 31, 2005, and may be terminated at any time in the event of a material breach as further described in the Alexander Consulting Agreement.

Pursuant to a management consulting agreement dated as of October 1, 2004, between Rancho and Angela Manetta, as extended December 31, 2004, Ms. Manetta agreed to provide certain management consulting services to us as our vice-president in consideration of: (i) a fee of $1,800 per month and at a rate of $200 thereafter; (ii) the issuance of incentive options in such amounts as Rancho may determine at its discretion; and (iii) reimbursement of reasonable travel and promotional expenses incurred by Ms. Manetta in the course of providing her consulting services. The Manetta Consulting Agreement is for a renewable term expiring December 31, 2005, and may be terminated at any time in the event of a material breach as further described in the Manetta Consulting Agreement.

We entered into an agreement dated for reference November 29, 2004 with Monica Galan-Rios pursuant to which we acquired our property located in Solidaridad, Mexico. Subsequently in 2005, our President, Mr. Alexander married Ms. Galan-Rios.

We rent approximately 100 square feet of office space located at the home of our President Mr. Graham Alexander. The office rental was negotiated in December, 2004 on a non-arms length basis and is provided at a cost of $100 per month. This rental is on a month-to-month basis with no formal agreements.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate making an application for trading of our common stock on the OTC Bulletin Board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or quotation system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type, size and format, as the SEC shall require by rule or regulation. The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with: (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a suitably written statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, if our common stock becomes subject to the penny stock rules, stockholders may have difficulty selling those securities.

Holders of Our Common Stock

As of the date of this prospectus, we have forty three (43) registered stockholders.

Rule 144 Shares

None of the shares of our common stock are currently available for resale under Rule 144 of the Securities Act of 1933.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1.	One percent of the number of shares of the company's common stock then outstanding, which, in our case, will equal approximately 75,643 shares as of the date of this prospectus; or

2.	The average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144. None of the shares of our common stock are presently available to be sold by shareholders in compliance with Rule 144(k).

On May 28, 2006, 4,000,000 shares of our common stock held by Mr. Alexander will be available for resale to the public in accordance with the volume, public notice and trading limitations of Rule 144. On November 30, 2006, an additional 3,564,332 shares of our common stock will be available for resale to the public in accordance with the volume, public notice and trading limitations of Rule 144.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth certain information concerning all equity compensation plans previously approved by stockholders and all previous equity compensation plans not previously approved by stockholders, as of the most recently completed fiscal year. In November, 2004, our board of directors approved the 2004 Stock Option Plan (the “Plan”). Under the Plan, options to purchase up to 750,000 shares of our common stock may be granted to our employees, officers, directors, and eligible consultants of Rancho. The Plan provides that the option price be the fair market value of the stock at the date of grant as determined by the Board of Directors. Options granted become exercisable and expire as determined by the Board of Directors. For a more detailed discussion, please refer to Note 4 to our financial statements attached to this prospectus.

EQUITY COMPENSATION PLAN INFORMATION AS AT NOVEMBER 30, 2004
Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights (a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)	Number of Securities Remaining Available for Issuance under Equity Compensation Plans (excluding securities reflected in column (a)) (c)
Equity Compensation Plans approved by security holders	Nil	N/A	Nil
Equity Compensation Plans not approved by security holders	150,000	$0.50	600,000
Total	150,000	$0.50	600,000

2004 Stock Option Plan

On November 15, 2004, we established our 2004 Stock Option Plan. The purpose of the Plan is to advance the interests of Rancho and our stockholders by strengthening our ability to obtain and retain the services of the types of employees, consultants, officers and directors who will contribute to our long term success and to provide incentives which are linked directly to increases in stock value which will inure to the benefit of all our stockholders. The Plan is administered by our Board of Directors (the "Administrator"). Subject to the provisions of the Plan, the Administrator has full and final authority to grant the awards of stock options and to determine the terms and conditions of the awards and the number of shares to be issued pursuant thereto. Options granted under the Plan may be either "incentive stock options," which qualify for special tax treatment under the Internal Revenue Code of 1986, as amended, (the “Code”) or nonqualified stock options.

All of our employees and members of our Board of Directors are eligible to be granted options. Individuals who have rendered or are expected to render advisory or consulting services to us are also eligible to receive options. The maximum number of shares of our common stock with respect to which options or rights may be granted under the Plan to any participant is 750,000 shares, subject to certain adjustments to prevent dilution. The aggregate number of shares underlying options granted to any eligible person during any calendar year may not exceed 3% of our issued and outstanding common shares.

The exact terms of the option granted are contained in an option agreement between us and the person to whom such option is granted. Eligible employees are not required to pay anything to receive options. The exercise price for incentive stock options and non-qualified stock options must be no less than 85% of the fair market value of the common stock on the date of grant. An option holder may exercise options from time to time, subject to vesting. Options will vest immediately upon death or disability of a participant and upon certain change of control events.

The Administrator may amend the Plan at any time and in any manner, subject to the following: (1) no recipient of any award may, without his or her consent, be deprived thereof or of any of his or her rights thereunder or with respect thereto as a result of such amendment or termination; and (2) no outstanding stock options may be modified in any manner that would cause such option not to qualify as an incentive stock option for the purposes of Section 422 of the Code.

The Plan terminates on November 15, 2014 unless sooner terminated by action of the Board of Directors. All awards granted under the Plan expire ten years from the date of grant, or such shorter period as is determined by the Administrator. No option is exercisable by any person after such expiration. If an award expires, terminates or is canceled, the shares of our common stock not purchased thereunder shall again be available for issuance under the Plan.

Registration Rights

We have not granted registration rights to the selling stockholders or to any other persons.

We are paying the expenses of the offering because we seek to: (i) become a reporting company with the SEC under the Exchange Act; and (ii) enable our common stock to be traded on the OTC Bulletin Board. We plan to file a Form 8-A registration statement with the SEC prior to the effectiveness of the Form SB-2 registration statement. The filing of the Form 8-A registration statement will cause us to become a reporting company with the SEC under the Exchange Act concurrently with the effectiveness of the Form SB-2 registration statement. We must be a reporting company under the Exchange Act in order for our common stock to be eligible for trading on the OTC Bulletin Board. We believe that the registration of the resale of shares on behalf of existing stockholders may facilitate the development of a public market in our common stock if our common stock is approved for trading on the OTC Bulletin Board.

We consider that the development of a public market for our common stock will make an investment in our common stock more attractive to future investors. In the near future, in order for us to continue with the development of our business, we will need to raise additional capital. We believe that obtaining reporting company status under the Exchange Act and trading on the OTC Bulletin Board should increase our ability to raise these additional funds from investors.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or

2.
Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of stockholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

EXECUTIVE COMPENSATION

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the period from our inception through November 30, 2004.

		Annual Compensation				Long Term Compensation
Name and Address of Executive Officers	Titles	Year	Salary	Bonus	Other Annual Compen- sation	Restricted Stock Awarded	Options/* SARs (#)	LTIP payouts	All Other Compen- sation
Graham G. Alexander 3104 Sunnyhurst Road North Vancouver, BC Canada V7K 2G3	President, Secretary, Treasurer, CFO, CEO and Director	2004	$0	$0	$7,900(1)(2)	0	0	$0	$0
Angela Manetta 7119 Halifax Street Burnaby, BC Canada V5A 1M1	Vice President	2004	$0	$0	$7,900(2)	0	100,000	$0	$0
Cheryl Boegeman 6849 Frederick Avenue Burnaby, BC Canada V5J 3X8	Former Secretary(3)	2004	$0	$0	$0	0	50,000	$0	$0

Notes:
(1)	We do not pay to our director any compensation for serving as a director on our board of directors.

(2)	Consists of management consulting fees of $1,800 per month paid to each of Mr. Alexander and Ms. Manetta.

(3)	Ms. Boegeman was appointed as Secretary on October 1, 2004 and resigned as Secretary on January 6, 2005.

Stock Option Grants

The following table sets forth information with respect to stock options granted to each of our directors and officers during our most recent fiscal year ended November 30, 2004:

OPTION / SAR GRANTS IN LAST FISCAL YEAR (INDIVIDUAL GRANTS)
Name and Address	Number of Securities Underlying Options Granted	% of Total Options Granted to Employees	Exercise Price (per Share)	Expiration Date
Graham G. Alexander 3104 Sunnyhurst Road North Vancouver, BC V7K 2G3	Nil	N/A	N/A	N/A
Angela Manetta 7119 Halifax Street Burnaby, BC V5A 1M1	100,000	66.6%	$0.50	November 18, 2006
Cheryl Boegeman 6849 Frederick Avenue Burnaby, BC V5J 3X8	50,000	33.3%	$0.50	November 18, 2006

We have not granted any stock options since November 30, 2004.

EXERCISES OF STOCK OPTIONS AND YEAR-END OPTION VALUES

The following is a summary of the share purchase options exercised by our officers, directors and employees during the financial year ended November 30, 2004:

AGGREGATED OPTION / SAR EXERCISES DURING THE LAST FINANCIAL YEAR END AND FINANCIAL YEAR END OPTION / SAR VALUES
Name and Address	Common Shares Acquired on Exercise ($)	Value Realized ($)	Unexercised Options at Financial Year-End (#) exercisable / unexercisable	Value of Unexercised In-The- Money Options/SARs at Financial Year-End ($) exercisable / unexercisable
Graham G. Alexander 3104 Sunnyhurst Road North Vancouver, BC V7K 2G3	N/A	N/A	N/A / N/A	N/A / N/A
Angela Manetta 7119 Halifax Street Burnaby, BC V5A 1M1	Nil	N/A	100,000/ Nil	Nil / N/A
Cheryl Boegeman 6849 Frederick Avenue Burnaby, BC V5J 3X8	Nil	N/A	50,000/ Nil	Nil / N/A

FINANCIAL STATEMENTS

RANCHO SANTA MONICA DEVELOPMENTS INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

NOVEMBER 30, 2004
(Stated in U.S. Dollars)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Directors of
Rancho Santa Monica Developments Inc.
(A development stage company)

We have audited the balance sheet of Rancho Santa Monica Developments Inc. (a development stage company) as at November 30, 2004 and the statements of operations, cash flows, and stockholders’ equity for the period from incorporation, May 28, 2004, to November 30, 2004. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at November 30, 2004 and the results of its operations and its cash flows for the period from incorporation, May 28, 2004, to November 30, 2004 in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in to Note 1 to the financial statements, the Company has incurred a net loss of $40,107 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its development activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management’s plans in regard to these matters are discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, Canada	“Morgan & Company”
December 22, 2004	Chartered Accountants

Tel: (604) 687-5841	P.O. Box 10007 Pacific Centre
Fax: (604) 687-0075	Sute 1488 - 700 West Georgia Street
www.morgan-cas.com	Vancouver, B.C. V7Y 1A1

RANCHO SANTA MONICA DEVELOPMENTS INC.
(A Development Stage Company)

BALANCE SHEET

NOVEMBER 30, 2004
(Stated in U.S. Dollars)

ASSETS

Current
Cash	$43,154

Property (Note 3)	80,000

$123,154

LIABILITIES

Current
Accounts payable	$5,331

Note Payable (Note 4)	50,000
55,331

STOCKHOLDERS’ EQUITY

Share Capital
Authorized:
100,000,000 common shares with a par value of $0.001 per share
100,000,000 preferred shares with a par value of $0.001 per share

Issued:
7,564,332 common shares	7,564

Additional paid-in capital	103,366

Subscriptions Receivable	(3,000)

Deficit Accumulated During The Development Stage	(40,107)
67,823
$123,154

See accompanying notes

RANCHO SANTA MONICA DEVELOPMENTS INC.
(A Development Stage Company)

STATEMENT OF OPERATIONS

PERIOD FROM INCORPORATION, MAY 28, 2004, TO NOVEMBER 30, 2004
(Stated in U.S. Dollars)

Revenue	$-

Expenses
Consulting fees	7,200
Professional fees	31,108
General and administrative	1,799

Net Loss For The Period	$(40,107)

Basic And Diluted Loss Per Share	$(0.01)

Basic And Diluted Weighted Average Number Of Shares Outstanding	3,957,447

See accompanying notes

RANCHO SANTA MONICA DEVELOPMENTS INC.
(A Development Stage Company)

STATEMENT OF CASH FLOWS

PERIOD FROM INCORPORATION, MAY 28, 2004, TO NOVEMBER 30, 2004
(Stated in U.S. Dollars)

Operating Activities
Net loss for the period	$(40,107)

Adjustments To Reconcile Net Loss To Net Cash Used By Operating
Activities
Accounts payable	1,000
(39,107)

Investing Activity
Purchase of property	(25,669)

Financing Activity
Issue of share capital	107,930

Increase In Cash And Cash, End Of Period	$43,154

Supplemental Disclosure Of Non-Cash Investing And Financing Activities
Note payable	$50,000

See accompanying notes

RANCHO SANTA MONICA DEVELOPMENTS INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

PERIOD FROM INCORPORATION, MAY 28, 2004, TO NOVEMBER 30, 2004
(Stated in U.S. Dollars)

					DEFICIT
	COMMON STOCK				ACCUMULATED
	NUMBER OF		ADDITIONAL		DURING THE
	COMMON	PAR	PAID-IN	SUBSCRIPTIONS	DEVELOPMENT
	SHARES	VALUE	CAPITAL	RECEIVABLE	STAGE	TOTAL

Shares issued for cash
at $0.001 per share –
May 28, 2004	4,000,000	$4,000	$-	$-	$-	$4,000
Shares issued for cash
at $0.03 per share –
November 30, 2004	3,564,332	3,564	103,366	(3,000)	-	103,930
Net loss for the period	-	-	-	-	(40,107)	(40,107)

Balance, November
30, 2004	7,564,332	$7,564	$103,366	$(3,000)	$(40,107)	$67,823

See accompanying notes

RANCHO SANTA MONICA DEVELOPMENTS INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2004
(Stated in U.S. Dollars)

1.	OPERATIONS

Organization

Rancho Santa Monica Developments Inc. was incorporated in the State of Nevada, U.S.A., on May 28, 2004.

Development Stage Activities

The Company is in the development stage, therefore, recovery of its assets is dependent upon future events, the outcome of which is indeterminable. In addition, successful completion of the Company’s development program and its transition, ultimately to the attainment of profitable operations is dependent upon obtaining adequate financing to fulfil its development activities and achieve a level of revenue adequate to support its cost structure.

Going Concern

Since inception, the Company has incurred losses and net cash outflows from operations. The Company expects to continue to incur substantial losses to complete the development of its business and acquisition of the land. Since its inception, the Company has funded operations through common stock issuances and debt in order to meet its strategic objectives. The Company plans to continue to fund its operations and to finance the acquisition of the land through common stock issuances and debt. However, there can be no assurance that the Company will be able to obtain sufficient funds to complete the acquisition of the land, and continue the development of and, if successful, to commence the management of the real estate under development. As a result of the foregoing, there exists substantial doubt about the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

2.	SIGNIFICANT ACCOUNTING POLICIES

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

RANCHO SANTA MONICA DEVELOPMENTS INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2004
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

The financial statements have, in management’s opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

a)	Development Stage Company

The Company is a development stage company as defined in the Statements of Financial Accounting Standards No. 7. The Company is devoting substantially all of its present efforts to establish a new business and none of its planned principal operations have commenced. All losses accumulated since inception have been considered as part of the Company’s development stage activities.

b)	Property

Property consists of land and is recorded at cost. Land improvements are capitalized and maintenance, repairs and minor replacements are expensed as incurred.

c)	Financial Instruments

The Company’s financial instruments consist of cash and accounts payable.

Unless otherwise noted, it is management’s opinion that this Company is not exposed to significant interest or credit risks arising from these financial instruments. The fair value of these financial instruments approximate their carrying values, unless otherwise noted.

d)	Loss Per Share

The Company computes loss per share in accordance with SFAS No. 128 – “Earnings Per Share”. Under the provisions of SFAS No. 128, basic loss per share is computed using the weighted average number of common stock outstanding during the periods. Diluted loss per share is computed using the weighted average number of common and potentially dilative common stock outstanding during the period. As the Company generated net losses in each of the periods presented, the basic and diluted loss per share is the same as any exercise of options or warrants, would anti-dilutive.

RANCHO SANTA MONICA DEVELOPMENTS INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2004
(Stated in U.S. Dollars)

2.	SIGNIFICANT ACCOUNTING POLICIES (Continued)

	e)	Stock Based Compensation

The Company accounts for employee stock based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 – “Accounting for Stock Issued to Employees”, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the market price of the Company’s common stock at the date of the grant over the amount an employee must pay to acquire the common stock. Non-employee stock based compensation is accounted for using the fair value method in accordance with SFAS No. 123 – “Accounting for Stock Based Compensation”.

	f)	Income Taxes

The Company has adopted Statement of Financial Accounting Standards No. 109 – “Accounting for Income taxes” (SFAS 109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

	g)	Impairment of Long-Lived Assets

The Company periodically evaluates potential impairments of its long-lived assets, including intangibles. When the Company determines that the carrying value of long-lived assets may not be recoverable based upon the existence of one or more indicators of impairment, the Company evaluates the projected undiscounted cash flows related to the assets. If these cash flows are less than the carrying value of the assets, the Company measures the impairment using discounted cash flows or other methods of determining fair value.

Long-lived assets to be disposed of are carried at the lower of cost or fair value less estimated costs of disposal.

	h)	Foreign Currency Translation

The Company’s functional and reporting currency is the U.S. dollar. Transactions in foreign currency are translated into U.S. dollars as follows:

		i)	monetary items at the rate prevailing at the balance sheet date;
		ii)	non-monetary items at the historical exchange rate;
		iii)	revenue and expense at the average rate in effect during the applicable accounting period.

Exchange gains or losses resulting from such transactions are included in the determination of net loss for the period.

RANCHO SANTA MONICA DEVELOPMENTS INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2004
(Stated in U.S. Dollars)

3.	PROPERTY

By an agreement, dated November 29, 2004, the Company acquired the right to possess and make use of a fraction of a property located in the State of Quinatana Roo, Mexico, for consideration of a $30,000 cash payment ($25,669 paid to November 30, 2004) by December 31, 2004, and a $50,000 unsecured promissory note. The Company will own title to the property upon completion of a legal survey by the Mexican Government.

A total of nine apartment units are currently under construction on the portion of the property not purchased, upon completion of construction, the Company will receive maintenance and management fees of $250 per unit per month, and service fees of $50 per unit per month.

4.	NOTE PAYABLE

Note payable is comprised of a $50,000 unsecured promissory note, bearing interest at 12% per annum and payable in full on November 29, 2006.

5.	STOCK OPTIONS

The Company’s 2004 stock option plan provides for the grant of incentive stock options, for up to 3% of the issued and outstanding number of common shares of the Company, to employees and directors. Stock options are granted for a term not to exceed ten years from the date of grant and generally vest over a period of five years. During the period ended November 30, 2004, the Company granted 150,000 stock options to two officers of the Company at an exercise price of $0.50 per share until November 18, 2006.

Had the Company determined compensation cost based on the fair value at the grant date of its stock options under FAS 123, the Company’s loss would be the same as the loss reported, as the fair value of the stock options granted is $Nil.

The fair value of the stock options granted was estimated on the grant date using the Black- Scholes option-pricing model assuming no dividend yield, risk-free interest rate of 2.65%, expected volatility of 0%, and expected life of 2 years.

The following table presents information regarding options exercisable at November 30, 2004:

NUMBER		REMAINING	NUMBER
OF		CONTRACTUAL	OF
OPTIONS	EXERCISE	LIFE	OPTIONS
OUTSTANDING	PRICE	(YEARS)	EXERCISABLE

150,000	$ 0.50	1.98	150,000

RANCHO SANTA MONICA DEVELOPMENTS INC.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2004
(Stated in U.S. Dollars)

6.	INCOME TAX A reconciliation of income tax expense to the amount computed at the statutory rate is as follows:

Loss for the period	$(40,107)
Statutory tax rate	35%

Expected income tax provision	$(14,037)
Unrecognized tax losses	14,037

$-
Significant components of deferred income tax assets are as follows:

Operating loss	$14,037
Valuation allowance	(14,037)

$-

The Company has $40,107 in losses carryforward which will expire in 2024 if not utilized.

7.

RELATED PARTIES

On October 1, 2004, the Company entered into management consultant agreements with a director and an officer. Under the terms of the agreements, the Company will pay each individual a fee of $1,800 per month until December 31, 2004. On December 31, 2004, the agreements were extended until December 31, 2005, and the monthly fees were reduced to $800 per month and $200 per month. During the period ended November 30, 2004 an amount of $7,200 is included in the statement of loss for consulting fees pursuant to the agreements.

RANCHO SANTA MONICA DEVELOPMENTS INC.
(A Development Stage Company)

FINANCIAL STATEMENTS

FEBRUARY 28, 2005
(Unaudited)
(Stated in U.S. Dollars)

RANCHO SANTA MONICA DEVELOPMENTS INC.
(A Development Stage Company)

BALANCE SHEETS
(Unaudited)
(Stated in U.S. Dollars)

	FEBRUARY 28	NOVEMBER 30
	2005	2004

ASSETS

Current
Cash	$35,099	$43,154

Property (Note 2)	80,000	80,000

	$115,099	$123,154

LIABILITIES

Current
Accounts payable and accrued liabilities	$5,980	$5,331

Note Payable (Note 3)	50,000	50,000
	55,980	55,331

STOCKHOLDERS’ EQUITY

Share Capital
Authorized:
100,000,000 common shares with a par value of
$0.0001 per share
100,000,000 preferred shares with a par value of
$0.0001 per share

Issued
7,564,332 common shares	7,564	7,564

Additional paid-in capital	103,366	103,366

Subscriptions Receivable	-	(3,000)

Deficit Accumulated During The Development Stage	(51,811)	(40,107)
	59,119	67,823
	$115,099	$123,154

The accompanying notes are an integral part of these financial statements.

RANCHO SANTA MONICA DEVELOPMENTS INC.
(A Development Stage Company)

STATEMENTS OF OPERATIONS
     (Unaudited)
(Stated in U.S. Dollars)

	THREE	INCEPTION
	MONTHS	MAY 28
	ENDED	2004 TO
	FEBRUARY 28	FEBRUARY 28
	2005	2005

Revenue	$-	$-

Operating Expenses
Consulting fees (Note 4)	6,800	14,000
General and administrative	2,653	4,452
Interest on long term debt	1,480	1,480
Professional fees	771	31,879
	11,704	51,811

Net Loss For The Period	$(11,704)	$(51,811)

Basic And Diluted Loss Per Share	$(0.01)

Weighted Average Number Of Shares Outstanding	7,564,332

The accompanying notes are an integral part of these financial statements.

RANCHO SANTA MONICA DEVELOPMENTS INC.
(A Development Stage Company)

STATEMENTS OF CASH FLOWS
     (Unaudited)
(Stated in U.S. Dollars)

	THREE	INCEPTION
	MONTHS	MAY 28
	ENDED	2004 TO
	FEBRUARY 28	FEBRUARY 28
	2005	2005

Cash Flows From Operating Activities
Net loss for the period	$(11,704)	$(51,811)

Adjustments To Reconcile Loss To Net Cash Used By
Operating Activities
Change in accounts payable and accrued liabilities	4,980	5,980
	(6,724)	(45,831)

Cash Flows From Investing Activity
Purchase of property	(4,331)	(30,000)

Cash Flows From Financing Activity
Issue of share capital	3,000	110,930

Increase (Decrease) In Cash	(8,055)	35,099

Cash, Beginning Of Period	43,154	-

Cash, End Of Period	$35,099	$35,099

The accompanying notes are an integral part of these financial statements.

RANCHO SANTA MONICA DEVELOPMENTS INC.
(A Development Stage Company)

STATEMENT OF STOCKHOLDERS’ EQUITY

PERIOD FROM INCEPTION, MAY 28, 2004, TO FEBRUARY 28, 2005
(Unaudited)
(Stated in U.S. Dollars)

	COMMON STOCK				DEFICIT
	NUMBER				ACCUMULATED
	OF		ADDITIONAL		DURING THE
	COMMON	PAR	PAID-IN	SUBSCRIPTIONS	DEVELOPMENT
	SHARES	VALUE	CAPITAL	RECEIVABLE	STAGE	TOTAL

Shares issued for
cash at $0.001 per
share – May 28,
2004	4,000,000	$4,000	$-	$-	$-	$4,000
Shares issued for
cash at $0.03 per
share – November
30, 2004	3,564,332	3,564	103,366	(3,000)	-	103,930
Net loss for the
period	-	-	-	-	(40,107)	(40,107)

Balance, November
30, 2004	7,564,332	7,564	103,366	(3,000)	(40,107)	67,823

Subscriptions
received –
February 28, 2005	-	-	-	3,000	-	3,000
Net loss for the
period	-	-	-	-	(11,704)	(11,704)

Balance, February
28, 2005	7,564,332	$7,564	$103,366	$-	$(51,811)	$59,119

The accompanying notes are an integral part of these financial statements.

RANCHO SANTA MONICA DEVELOPMENTS LTD.
(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

FEBRUARY 28, 2005
(Unaudited)
(Stated in U. S. Dollars)

1.	BASIS OF PRESENTATION

The unaudited financial statements as of February 28, 2005 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the November 30, 2004 audited financial statements and notes thereto.

2.	PROPERTY

By an agreement, dated November 29, 2004, the Company acquired the right to possess and make use of a fraction of a property located in the State of Quintana Roo, Mexico, for consideration of a $30,000 cash payment by December 31, 2004, and a $50,000 unsecured promissory note. The Company will own title to the property upon completion of a legal survey by the Mexican Government.

A total of nine apartment units are currently under construction on the portion of the property not purchased. Upon completion of construction, the Company will receive maintenance and management fees of $250 per unit per month, and service fees of $50 per unit per month.

3.	NOTE PAYABLE

Note Payable is comprised of a $50,000 unsecured promissory note, bearing interest at 12% per annum and payable in full on November 29, 2006.

4.	RELATED PARTIES TRANSACTIONS

During the three month period ended February 28, 2005, pursuant to written agreements, the Company paid Directors and Officers a total of $6,800 for management services. Cumulatively to that date, management fees paid to Directors and Officers totals $14,000.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

We have had no changes in or disagreements with our accountants.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form SB-2 under the Securities Act with the SEC with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of Rancho. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving Rancho, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the SEC at the SEC's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The SEC also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the SEC. Our registration statement and the referenced exhibits can also be found on this site.

SUBJECT TO COMPLETION, DATED JUNE 10, 2005

PROSPECTUS

RANCHO SANTA MONICA DEVELOPMENTS INC.

3,554,332 SHARES
COMMON STOCK

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (the “NRS”) and our bylaws.

Chapter 78 of the NRS pertaining to private corporations, provides that we are required to indemnify our officers and directors to the extent that they are successful in defending any actions or claims brought against them as a result of serving in that position, including criminal, civil, administrative or investigative actions and actions brought by or on behalf of Rancho.

Chapter 78 of the NRS further provides that we are permitted to indemnify our officers and directors for criminal, civil, administrative or investigative actions brought against them by third parties and for actions brought by or on behalf of Rancho, even if they are unsuccessful in defending that action, if the officer or director:

•	is not found liable for a breach of his or her fiduciary duties as an officer or director or to have engaged in intentional misconduct, fraud or a knowing violation of the law; or

•
acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of Rancho, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was lawful.

However, with respect to actions brought by or on behalf of Rancho against our officers or directors, we may not indemnify our officers or directors where they are adjudged by a court, after the exhaustion of all appeals, to be liable to us or for amounts paid in settlement to Rancho, unless, and only to the extent that, a court determines that the officers or directors are entitled to be indemnified.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by the general corporate laws of Nevada, provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers. Our bylaws further provide that we are not required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

(i)	such indemnification is expressly required to be made by law,

(ii)	the proceeding was authorized by our Board of Directors,

(iii)	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested in us under the general corporate laws of Nevada, or

(iv)	such indemnification is required to be made pursuant to our bylaws.

Our bylaws also provide that we are to advance funds to our officers or directors for the payment of expenses incurred in connection with defending a proceeding brought against them in advance of a final disposition of the action, suit or proceeding. However, as a condition of our doing so, the officers or directors to which funds are to be advanced must provide us with undertakings to repay any advanced amounts if it is ultimately determined that they are not entitled to be indemnified for those expenses.

The NRS and our bylaws also allow us to purchase and maintain insurance on behalf of our officers or directors, regardless of whether we have the authority to indemnify them against such liabilities or expenses.

ITEM 25.           OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs of this offering are as follows:

Expenses(1)	US($)
SEC Registration Fee Accounting fees and expenses Legal fees and expenses Miscellaneous	$17 $5,000 $5,000 $1,000
Total	$11,017

(1)	All amounts are estimates, other than the SEC's registration fee. To date we have expended $9,217 of the $11,017 estimated costs of this offering.

We are paying all expenses of the offering listed above. No portion of these expenses will be paid by the selling stockholders. The selling stockholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

ITEM 26.           RECENT SALES OF UNREGISTERED SECURITIES

We issued 4,000,000 shares of common stock on May 28, 2004 to Mr. Graham Alexander at a price of $0.001 per share, for total proceeds of $4,000. Mr. Alexander is our sole director and our president, chief financial officer, chief executive officer, secretary and treasurer. These shares were issued pursuant to Section 4(2) of the Securities Act. The 4,000,000 shares of common stock are restricted shares as defined in the Securities Act. This issuance was made to Mr. Alexander who is a sophisticated individual and as a promoter of Rancho since our inception, was in a position of access to relevant and material information regarding our operations.

We completed an offering of 3,564,332 shares of our common stock at a price of $0.03 per share to a total of 42 purchasers known to our director on November 30, 2004. The total amount we received from this offering was $106,930. We completed the offering pursuant to Regulation S of the Securities Act. Each purchaser represented to us that they were a non-US person as defined in Regulation S. We did not engage in a distribution of this offering in the United States. Each purchaser represented his intention to acquire the securities for investment only and not with a view toward distribution. Appropriate legends were affixed to the stock certificate issued to each purchaser in accordance with Regulation S. Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.

ITEM 27.           EXHIBITS

Exhibit
Number	Description of Exhibits

3.1	Articles of Incorporation.(1)

3.2	Bylaws, as amended.(1)

4.1	Form of Share Certificate.(1)

5.1	Opinion of O’Neill Law Group PLLC with consent to use.(2)

10.1	2004 Stock Option Plan.(1)

10.2	Management Consulting Agreement dated October 1, 2004 between Rancho Santa Monica Developments Inc. and Graham G. Alexander.(1)

10.3	Management Consulting Agreement dated October 1, 2004 between Rancho Santa Monica Developments Inc. and Angela Manetta.(1)

10.4	Extension Agreement dated December 31, 2004 between Rancho Santa Monica Developments Inc. and Graham G. Alexander.(1)

10.5	Extension Agreement dated December 31, 2004 between Rancho Santa Monica Developments Inc. and Angela Manetta.(1)

10.6	Purchase Agreement dated for reference November 29, 2004 between Monica Galan-Rios and Rancho Santa Monica Developments Inc.(1)

10.7	Promissory Note dated November 29, 2004 Monica Galan-Rios and Rancho Santa Monica Developments Inc.(1)

23.1	Consent of Morgan & Company, Chartered Accountants.

23.2	Consent of O’Neill Law Group PLLC.

(1)	Previously filed as an exhibit to our Registration Statement on Form SB-2 filed with the SEC on January 28, 2005.
(2)	Previously filed as an exhibit to our Registration Statement on Form SB-2/A filed with the SEC on March 30, 2005.

ITEM 28.           UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)
To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information set forth in this registration statement; provided that any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia, on June 10, 2005.

RANCHO SANTA MONICA DEVELOPMENTS INC.

By:	/s/ Graham G. Alexander

GRAHAM G. ALEXANDER
President, Chief Executive Officer and Chief
Financial Officer
(Principal Executive Officer, Principal Financial
Officer and Principal Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

	Chief Executive Officer, Chief Financial Officer,	June 10, 2005
/s/ Graham G. Alexander	President, Secretary and Treasurer and Director
GRAHAM G. ALEXANDER	(Principal Executive Officer)
(Principal Accounting Officer)

/s/ Angela Manetta	Vice President	June 10, 2005
ANGELA MANETTA